Delaware Group Equity Funds II

Registration No. 811-00750
FORM N-SAR
Semi-Annual Period Ended May 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Equity Funds II (the "Trust"), on
behalf of each of Delaware Value Fund and Delaware Large Cap Value Fund (each, a "Fund" and collectively, the "Funds"), held on November 12, 2009 and reconvened on December 17, 2009 and March 16, 2010, the shareholders of each Fund voted to (i) elect a Board of Trustees for the
Trust; and to (ii) approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Delaware Management Company. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr,
Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard
Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 66,376,345.449
PERCENTAGE OF OUTSTANDING SHARES 67.706%
PERCENTAGE OF SHARES VOTED  96.980%
SHARES WITH AUTHORITY WITHHELD 2,066,701.830
PERCENTAGE OF OUTSTANDING SHARES 2.109%
PERCENTAGE OF SHARES VOTED 3.020%

Patrick P. Coyne

SHARES VOTED FOR 66,372,106.899
PERCENTAGE OF OUTSTANDING SHARES 67.702%
PERCENTAGE OF SHARES VOTED 96.974%
SHARES WITH AUTHORITY WITHHELD 2,070,940.380
PERCENTAGE OF OUTSTANDING SHARES 2.113%
PERCENTAGE OF SHARES VOTED 3.026%

John A. Fry

SHARES VOTED FOR 66,377,321.553
PERCENTAGE OF OUTSTANDING SHARES 67.707%
PERCENTAGE OF SHARES VOTED 96.982%
SHARES WITH AUTHORITY WITHHELD 2,065,725.726
PERCENTAGE OF OUTSTANDING SHARES 2.108%
PERCENTAGE OF SHARES VOTED 3.018%

Anthony D. Knerr

SHARES VOTED FOR 66,361,139.551
PERCENTAGE OF OUTSTANDING SHARES 67.691%
PERCENTAGE OF SHARES VOTED  96.958%
SHARES WITH AUTHORITY WITHHELD 2,081,907.728
PERCENTAGE OF OUTSTANDING SHARES 2.124%
PERCENTAGE OF SHARES VOTED 3.042%

Lucinda S. Landreth

SHARES VOTED FOR 66,402,682.514
PERCENTAGE OF OUTSTANDING SHARES 67.733%
PERCENTAGE OF SHARES VOTED 97.019%
SHARES WITH AUTHORITY WITHHELD 2,040,364.765
PERCENTAGE OF OUTSTANDING SHARES 2.082%
PERCENTAGE OF SHARES VOTED 2.981%

Ann R. Leven

SHARES VOTED FOR   66,401,462.506
PERCENTAGE OF OUTSTANDING SHARES 67.732%
PERCENTAGE OF SHARES VOTED 97.017%
SHARES WITH AUTHORITY WITHHELD 2,041,584.773
PERCENTAGE OF OUTSTANDING SHARES 2.083%
PERCENTAGE OF SHARES VOTED 2.983%

Thomas F. Madison

SHARES VOTED FOR   66,345,419.940
PERCENTAGE OF OUTSTANDING SHARES 67.675%
PERCENTAGE OF SHARES VOTED 96.935%
SHARES WITH AUTHORITY WITHHELD 2,097,627.339
PERCENTAGE OF OUTSTANDING SHARES 2.140%
PERCENTAGE OF SHARES VOTED  3.065%

Janet L. Yeomans

SHARES VOTED FOR   66,403,514.058
PERCENTAGE OF OUTSTANDING SHARES 67.734%
PERCENTAGE OF SHARES VOTED  97.020%
SHARES WITH AUTHORITY WITHHELD 2,039,533.221
PERCENTAGE OF OUTSTANDING SHARES 2.081%
PERCENTAGE OF SHARES VOTED  2.980%

J. Richard Zecher

SHARES VOTED FOR   66,381,966.518
PERCENTAGE OF OUTSTANDING SHARES 67.712%
PERCENTAGE OF SHARES VOTED  96.989%
SHARES WITH AUTHORITY WITHHELD 2,061,080.761
PERCENTAGE OF OUTSTANDING SHARES 2.103%
PERCENTAGE OF SHARES VOTED 3.011%

2. To approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Delaware Management Company.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Value Fund

SHARES VOTED FOR       22,379,979.836
PERCENTAGE OF OUTSTANDING SHARES  50.920%
PERCENTAGE OF SHARES VOTED      66.352%
SHARES VOTED AGAINST       346,467.926
PERCENTAGE OF OUTSTANDING SHARES  .788%
PERCENTAGE OF SHARES VOTED  1.028%
SHARES ABSTAINED        537,632.208
PERCENTAGE OF OUTSTANDING SHARES  1.223%
PERCENTAGE OF SHARES VOTED      1.593%
BROKER NON-VOTES       10,464,915.973

Delaware Large Cap Value Fund

SHARES VOTED FOR       25,328,569.159
PERCENTAGE OF OUTSTANDING SHARES  46.832%
PERCENTAGE OF SHARES VOTED      75.766%
SHARES VOTED AGAINST       843,440.107
PERCENTAGE OF OUTSTANDING SHARES  1.559%
PERCENTAGE OF SHARES VOTED      2.523%
SHARES ABSTAINED        1,142,634.418
PERCENTAGE OF OUTSTANDING SHARES  2.113%
PERCENTAGE OF SHARES VOTED      3.418%
BROKER NON-VOTES       6,115,259.959

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group Equity Funds II (the "Fund")
effective May 20, 2010.  At a meeting held on May 20, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending
November 30, 2010.  During the fiscal years ended November 30, 2009 and November 30, 2008,
E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77Q1(f) Letter from the independent accountants furnished pursuant to sub-item
77K, attached as Exhibit.